Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Krishna Shankar Head of Investor Relations Phone: (408) 574-6995 E-mail: krishna.shankar@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT REPORTS FISCAL 2019 Q3 FINANCIAL RESULTS
Q3 FY19 Revenue of $240.6 M
Q3 FY19 GAAP Diluted EPS of $0.16
Q3 FY19 Non-GAAP Diluted EPS of $0.50

SAN JOSE, Calif., January 28, 2019 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) today announced results for the fiscal third quarter 2019, ended December 30, 2018 with revenues of $240.6 million; GAAP EPS of $0.16 and non-GAAP EPS of $0.50.

On September 10, 2018, IDT, a leading supplier of high-performance system-level analog/mixed-signal semiconductors, and Renesas Electronics Corporation (“Renesas”, TSE: 6723), a premier supplier of advanced semiconductor solutions, announced that they have signed a definitive agreement under which Renesas will acquire IDT for US$49.00 per share in an all-cash transaction representing an equity value of approximately US$6.7 billion (approximately 733.0 billion yen at an exchange rate of 110 yen to the dollar). The acquisition combines two recognized leaders in embedded processors and analog mixed-signal semiconductors, each with unique strengths in delivering products to improve performance and efficiency in high-performance electronic systems. The boards of directors of both companies have unanimously approved the transaction.

At the Company’s special meeting of stockholders held on January 15, 2019, IDT stockholders voted to adopt the Agreement and Plan of Merger, dated September 10, 2018, by and between IDT and Renesas Electronics Corporation.

On December 21, 2018, IDT reported that the Committee on Foreign Investment in the United States (CFIUS) review regarding national security concerns relating to the Merger was underway and the initial 45-day review period would conclude by January 2, 2019. The review relating to International Traffic in Arms Regulation (ITAR) for the deal was underway and would conclude by January 6, 2019. Due to the U.S. government shutdown that commenced in December 2018, both reviews will resume following the resumption of operations by the relevant U.S. government agencies.

The two companies have already received regulatory antitrust approval for the proposed transaction from China, Germany, Hungary, and Korea. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition expired at 11:59 p.m., Eastern Time, on October 22, 2018. Closing of the transaction is expected to occur in the first half of calendar 2019, following customary closing conditions and approval by relevant regulatory authorities.

Due to the pending acquisition by Renesas, IDT management will not be hosting an investor conference call and will not provide forward-looking guidance. Investors are requested to review our IR web site for the quarterly financial highlights and SEC filings for the latest updates on the pending deal.

Recent Business Highlights - Datacenter & Communications Infrastructure

•
IDT announced that it is providing Toshiba Memory Corporation with power management ICs (PMIC) for its new flagship model of enterprise solid-state drive (SSD) solutions. The IDT family of scalable multiphase power management solutions enables Toshiba Memory Corporation to rapidly deploy power systems that are precisely tailored to the power requirements of their various SSDs. IDT’s scalable PMIC solution offers best-in-industry integration, programmability and modularity and is based on a modular power delivery architecture and an integrated microcontroller that offers tremendous flexibility.

•
IDT introduced its new high-gain broadband RF amplifier offering configurable high linearity performance at the lowest possible power consumption for 4G and 5G cellular applications. It is an ideal solution for macro base stations, massive MIMO, repeaters, small cell and test equipment for wireless infrastructure, military communications, and industrial applications.

Recent Business Highlights - Auto and Industrial

•
IDT announced the availability of its new ZWIR4532 connectivity module, which is FCC certified and provides critical and secure 6LoWPAN wireless connectivity to link devices to the Internet of Things (IoT).  IDT also provides the optional IDT SensorShare firmware, a 6LoWPAN open standard stack that has no associated license fees or royalties. The low power consumption and small form factor makes it ideal for embedding into a variety of IoT-connected consumer, industrial and medical devices with space constraints. These include home automation devices, factory automation monitors, environmental sensors and LED lamps for smart city applications.

•
IDT has given its ZMOD™ family of integrated gas sensors low-power capabilities with the release of new firmware. This firmware allows the ZMOD family to be used in a variety of gas sensing applications that require low-power operation, such as smart, battery-powered devices for measuring indoor air quality (IAQ) or controlling HVAC systems. The low power requirements of the new gas sensors - approximately 1mW - can maximize battery life in smart devices, dramatically reducing how often batteries have to be replaced and improving the user experience. It is an excellent solution for a wide range of indoor air quality applications including smart thermostats, air purifiers, and smart HVAC equipment.

Recent Business Highlights - Consumer

•
IDT is enabling manufacturers to add new odor detection and mitigation capabilities to their smart refrigerators with the introduction of the software-configurable ZMOD4450 gas sensor platform, the first integrated digital gas sensor for Refrigeration Air Quality (RAQ) applications. The ZMOD4450 can detect the gases produced by spoiling fruits, vegetables, and meat or dairy products, enables smart refrigerators to post alerts on their door-mounted displays, notify users via their smartphones, and even trigger active deodorizing systems.

•
At CES 2019 in Las Vegas, IDT displayed its latest advancements in wireless power technology for consumer, automotive, and industrial applications. IDT led the first wave of wireless power adoption and continues to be at the core of all leading Android smartphone receiver and transmitter device implementation. IDT’s wireless power technology demonstrations at CES included:

•	Bi-directional communications: smart, contextually aware transmitters also enable authentication.

•
IDT demonstrated a cutting-edge wireless power transmitter that enables mobile OEMs and peripheral manufacturers to design high-capacity wireless charging into their products. The demonstration is the product of collaboration with Ventiva, a Silicon Valley-based startup developing ionically-cooled solid-state air moving technologies.

•	Devices that combine both receivers and transmitters: the next step for portable power ecosystem.

•	In-vehicle wireless charging: customer reference board and GUI for quick deployment

•	Wirelessly-powered smart locks: battery-less security technology for electronic locks.

Recent Industry Awards

•
IDT announced that Supply & Demand Chain Executive, the executive’s user manual for successful supply and demand chain transformation, has selected IDT as a recipient of an SDCE Green Supply Chain Award for 2018. The Green Supply Chain Award recognizes companies that are working to achieve measurable sustainability goals within their own operations and supply chains and making green sustainability practices a core part of their supply chain strategy.

•
IDT announced that its ZMOD4410 integrated digital gas sensor and P9242-G 15W wireless power transmitter received Technology Innovation Awards at the Elecfans IoT Innovation Conference 2018. The ZMOD4410 gas sensor was recognized because it offers best-in-class stability and sensing for measuring volatile organic compound (VOC) gases and is ideal for consumer and industrial indoor air quality (IAQ) applications. The IDT® P9242-G fixed frequency transmitter IC was acknowledged for its high level of integration and wireless power convergence covering WPC Qi charging profiles and allowing fast wireless charging for both Android and iOS smartphones.

The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges, or events which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal third quarter of 2019 was $240.6 million. This compared with $235.5 million reported last quarter, and $217.1 million reported in the same period one year ago.

•
GAAP net income for the fiscal third quarter of 2019 was $21.6 million, or $0.16 per diluted share versus GAAP net income of $35.5 million or $0.26 per diluted share last quarter, and GAAP net loss of $68.2 million or loss of $0.51 per diluted share in the same period one year ago. The year ago period included a one-time GAAP provision of $101.9 million for estimated impacts of the Tax Cuts and Jobs Act (“TCJA”), which was enacted on December 22, 2017. Fiscal third quarter GAAP results include $13.9 million in acquisition-related charges, $37.5 million in stock-based compensation, $3.9 million in non-cash interest expense, $0.8 million in investment impairment loss, $2.0 million loss on available-for-sale securities, $0.4 million in unrealized foreign exchange loss and $11.9 million in related tax effects.

•
Non-GAAP net income for the fiscal third quarter of 2019 was $68.3 million or $0.50 per diluted share, compared with non-GAAP net income of $63.5 million or $0.47 per diluted share last quarter, and non-GAAP net income of $57.6 million or $0.42 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal third quarter of 2019 was $149.3 million, or 62.0 percent, compared with GAAP gross profit of $143.6 million or 61.0 percent last quarter, and $128.4 million, or 59.1 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal third quarter of 2019 was $156.0 million, or 64.8 percent, compared with non-GAAP gross profit of $151.2 million, or 64.2 percent last quarter, and $136.6 million, or 62.9 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal third quarter of 2019 was $62.5 million, compared with GAAP R&D expense of $55.5 million last quarter, and $49.8 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal third quarter of 2019 was $45.9 million, compared with non-GAAP R&D expense of $46.4 million last quarter, and $42.8 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal third quarter of 2019 was $58.6 million, compared with GAAP SG&A expense of $46.8 million last quarter, and $40.7 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal third quarter of 2019 was $32.7 million, compared with non-GAAP SG&A expense of $32.7 million last quarter, and $31.1 million in the same period one year ago.

About IDT
Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 1, 2018. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:
Cost of revenues;
Gross profit;
Research and development expenses;
Selling, general and administrative expenses;
Interest and other income (expense);
Benefit from (provision for) income taxes;
Operating income
Net income (loss);
Diluted net income (loss) per share; and
Weighted average shares outstanding - diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and divestiture related costs (gains), share-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition-related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition by the Company.

•	Merger-related expenses such as legal, financial advisory and other fees and expenses associated with pending Renesas acquisition.

•	Fair market value adjustment to acquired inventory sold.

Restructuring-related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results. Restructuring-related charges (gains) primarily include:

•	Severance costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments including accelerated depreciation and amortization of certain assets no longer in use or related to discontinued product lines.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community.
Other adjustments primarily include:

•	Stock based compensation expense.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•	Non-cash interest expense, consists of amortization of issuance cost and accretion of discount related to the convertible notes.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Loss on available-for-sale securities which is due to the actual and anticipated liquidation of these investments, that will be used to fully settle the Term B-1 loan prior to the merger with Renesas.

•	Unrealized foreign currency gains and losses resulting from remeasurement of certain non-functional currency account balances.

•
Tax effects of non-GAAP adjustments: The non-GAAP tax calculation eliminates the effects of certain non-GAAP financial measures in order to provide investors with improved modeling accuracy and consistency across financial reporting periods. The Company forecasts its annual non-GAAP tax rate and makes adjustments for significant events including stock based compensation, acquisition and restructuring related items, and material tax law changes in the major tax jurisdictions in which the company operates.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Nine Months Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2018	2018	2017	2018	2017
Revenues	$240,587	$235,484	$217,075	$704,587	$618,186
Cost of revenues	91,311	91,900	88,690	275,120	263,001
Gross profit	149,276	143,584	128,385	429,467	355,185
Operating expenses:
Research and development	62,496	55,509	49,836	170,239	147,027
Selling, general and administrative	58,573	46,753	40,689	148,321	127,116
Total operating expenses	121,069	102,262	90,525	318,560	274,143
Operating income	28,207	41,322	37,860	110,907	81,042
Other-than-temporary impairment loss on investment	(841)	—	—	(2,841)	—
Interest and other expense, net	(10,045)	(4,608)	(5,068)	(20,167)	(13,869)
Income before income taxes	17,321	36,714	32,792	87,899	67,173
Benefit from (provision for) income taxes	4,285	(1,214)	(101,033)	(73)	(100,020)
Net income (loss)	$21,606	$35,500	$(68,241)	$87,826	$(32,847)
Basic net income (loss) per share	$0.17	$0.27	$(0.51)	$0.68	$(0.25)
Diluted net income (loss) per share	$0.16	$0.26	$(0.51)	$0.65	$(0.25)
Weighted average shares:
Basic	129,074	129,155	132,689	129,283	133,087
Diluted	137,182	134,755	132,689	135,438	133,087

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Nine Months Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2018	2018	2017	2018	2017
GAAP net income (loss)	$21,606	$35,500	$(68,241)	$87,826	$(32,847)
GAAP diluted net income (loss) per share	$0.16	$0.26	$(0.51)	$0.65	$(0.25)
Acquisition-related:
Amortization of acquisition-related intangibles	9,423	9,365	9,287	28,122	27,126
Acquisition-related costs	—	—	—	—	2,225
Amortization of fair market value adjustment to inventory	—	—	1,178	790	7,270
Merger-related expense	4,511	3,884	—	8,395	—
Restructuring-related:
Severance costs	—	1,351	378	1,718	2,596
Facility closure costs (benefit)	—	(125)	—	(4)	2,614
Assets impairment and other	—	—	—	—	2,882
Other:
Stock-based compensation expense	37,470	15,637	13,578	68,170	38,348
Non-cash interest expense	3,928	3,881	3,744	11,764	11,331
Other-than-temporary impairment loss on investment	841	—	—	2,841	—
Realized loss on available-for-sale securities	652	—	—	652	—
Impairment of available-for-sale securities	1,325	—	—	1,325	—
Certain unrealized foreign exchange loss (gain)	373	(144)	(360)	1,540	(2,789)
Compensation expense (benefit) - deferred compensation plan	(2,185)	654	525	(955)	1,406
Loss (gain) on deferred compensation plan securities	2,233	(650)	(518)	1,019	(1,321)
Non-GAAP tax adjustments	(11,927)	(5,892)	98,003	(21,357)	92,144
Non-GAAP net income	$68,250	$63,461	$57,574	$191,846	$150,985
GAAP weighted average shares - diluted	137,182	134,755	132,689	135,438	133,087
Non-GAAP adjustment	(1,400)	1,214	5,714	608	5,787
Non-GAAP weighted average shares - diluted	135,782	135,969	138,403	136,046	138,874
Non-GAAP diluted net income per share	$0.50	$0.47	$0.42	$1.41	$1.09

GAAP gross profit	$149,276	$143,584	$128,385	$429,467	$355,185
Acquisition-related:
Amortization of acquisition-related intangibles	6,332	6,274	6,127	18,849	17,631

Amortization of fair market value adjustment to inventory	—	—	1,178	790	7,270
Restructuring-related:
Severance costs	—	397	—	397	226
Other:
Compensation expense (benefit) - deferred compensation plan	(507)	153	123	(219)	330
Stock-based compensation expense	919	829	814	2,776	2,210
Non-GAAP gross profit	$156,020	$151,237	$136,627	$452,060	$382,852

GAAP R&D expenses:	$62,496	$55,509	$49,836	$170,239	$147,027
Restructuring-related:
Severance benefits (costs)	—	(587)	18	(697)	(345)
Facility closure costs	—	(315)	—	(315)	—
Assets impairment and other	—	—	—	—	(2,800)
Other:
Compensation benefit (expense) - deferred compensation plan	1,119	(334)	(268)	491	(717)
Stock-based compensation expense	(17,701)	(7,829)	(6,816)	(32,666)	(18,873)
Non-GAAP R&D expenses	$45,914	$46,444	$42,770	$137,052	$124,292

GAAP SG&A expenses:	$58,573	$46,753	$40,689	$148,321	$127,116
Acquisition-related:
Amortization of acquisition-related intangibles	(3,091)	(3,091)	(3,160)	(9,273)	(9,495)
Acquisition-related costs	—	—	—	—	(2,225)
Merger-related expense	(4,511)	(3,884)	—	(8,395)	—
Restructuring-related:
Severance costs	—	(367)	(396)	(624)	(2,025)
Facility closure benefit (costs)	—	440	—	319	(2,614)
Assets impairment and other	—	—	—	—	(82)
Other:
Compensation benefit (expense) - deferred compensation plan	559	(167)	(134)	245	(359)
Stock-based compensation expense	(18,850)	(6,979)	(5,948)	(32,728)	(17,265)
Non-GAAP SG&A expenses	$32,680	$32,705	$31,051	$97,865	$93,051

GAAP interest and other expense, net	$(10,045)	$(4,608)	$(5,068)	$(20,167)	$(13,869)
Non-cash interest expense	3,928	3,881	3,744	11,764	11,331
Realized loss on available-for-sale securities	652	—	—	652	—
Impairment of available-for-sale securities	1,325	—	—	1,325	—
Loss (gain) on deferred compensation plan securities	2,233	(650)	(518)	1,019	(1,321)
Certain unrealized foreign exchange loss (gain)	373	(144)	(360)	1,540	(2,789)
Non-GAAP interest and other expense, net	$(1,534)	$(1,521)	$(2,202)	$(3,867)	$(6,648)

GAAP benefit from (provision for) income taxes	$4,285	$(1,214)	$(101,033)	$(73)	$(100,020)
Non-GAAP tax adjustments	11,927	5,892	(98,003)	21,357	(92,144)
Non-GAAP provision for income taxes	$(7,642)	$(7,106)	$(3,030)	$(21,430)	$(7,876)
(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of Management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 30,	April 1,
(In thousands)	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$287,239	$136,873
Short-term investments	157,129	222,026
Accounts receivable, net	119,909	108,779
Inventories	66,142	68,702
Prepayments and other current assets	14,860	12,734
Total current assets	645,279	549,114
Property, plant and equipment, net	90,877	86,845
Goodwill	420,117	420,117
Intangible assets, net	163,585	180,781
Deferred tax assets	10,970	11,764
Other assets	46,772	61,910
TOTAL ASSETS	$1,377,600	$1,310,531

LIABILITIES, CONVERTIBLE NOTES CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,461	$41,070
Accrued compensation and related expenses	46,497	44,002
Short-term convertible notes	310,535	—
Current portion of bank loan	192,698	2,000
Other accrued liabilities	45,434	26,524
Total current liabilities	643,625	113,596
Deferred tax liabilities	11,723	10,221
Long-term income tax payable	23,706	25,034
Convertible notes	—	299,551
Long-term bank loan, net	—	191,073
Other long-term liabilities	27,386	25,684
Total liabilities	706,440	665,159
Convertible notes conversion obligation	63,214	—
Stockholders' equity	607,946	645,372
TOTAL LIABILITIES, CONVERTIBLE NOTES CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY	$1,377,600	$1,310,531